EXHIBIT 10.2
GENERAL TERMINATION AND RELEASE

THIS GENERAL TERMINATION AND RELEASE (this “Agreement”) is dated as of December 31, 2011 (the “Effective Date”), and is by and among BERKADIA COMMERCIAL MORTGAGE LLC, a Delaware limited liability company (the “Borrower”), BH FINANCE LLC, a Nebraska limited liability company (the “BH Finance”), as a lender under the Credit Agreement referred to below, Baldwin Enterprises, Inc., a Colorado corporation as a participant under the Credit Agreement referred to below (the “Participant”; together with BH Finance, the “Lenders”), BERKADIA COMMERCIAL MORTGAGE INC., a Delaware corporation (“BCM-Inc.”), as the guarantor under the Subsidiary Guaranty referred to below, and LEUCADIA NATIONAL CORPORATION, a New York corporation (“Leucadia”; together with the Borrower, the Lenders and BCM-Inc, the “Parties”), as the guarantor under the Guaranty referred to below.

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of December 10, 2009 between the Borrower and the Lender (as amended by that certain Amendment No. 1 To Credit Agreement dated as of October 29, 2010, that certain Amendment No. 2 To Credit Agreement dated as of July 29, 2011, as the same have been or may be amended, restated, supplemented or extended, the “Credit Agreement”), pursuant to which the Lenders agreed to make Loans to the Borrower upon the terms and subject to the conditions specified in the Credit Agreement.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement; and

WHEREAS, reference is made to that certain Subsidiary Guaranty, dated as of December 10, 2009 by BCM-Inc, as the guarantor, in favour of BH Finance (the “Subsidiary Guaranty”), pursuant to which BCM-Inc agreed to guaranty the payment and performance of the obligations of the Borrower under the Credit Agreement; and

WHEREAS, reference is made to that certain Guaranty, dated as of December 10, 2009 by Leucadia, as the guarantor, in favour of BH Finance (as amended by Amendment No. 1 to Guaranty dated as of October 29, 2010, the “Leucadia Guaranty”; together with the Subsidiary Guaranty, the “Guarantees”), pursuant to which Leucadia agreed to guaranty the payment and performance of up to 50% of the obligations of the Borrower under the Credit Agreement; and

WHEREAS, reference is made to that certain First Lien Security Agreement, dated as of December 10, 2009 by the Borrower and BCM-Inc., as pledgors, in favour of BH Finance, as the pledgee (as amended by Amendment No. 1 To First Lien Security Agreement dated as of July 29, 2011, as the same have been or may be amended , restated, supplemented or extended, the “Security Agreement”); and

WHEREAS, the Parties have agreed that (a) the Credit Agreement be terminated in all respects and that all parties thereto be released from all further obligations thereunder, (b) the Subsidiary Guaranty and the Leucadia Guaranty be terminated in all respects and that BCM-Inc and Leucadia, respectively, be released from all further obligations thereunder and (c) the Security Agreement be terminated in all respects, all security interests granted thereunder be released, and that all parties thereto be released from all further obligations thereunder, in each case as set forth below.

NOW THEREFORE, with intent to be legally bound hereby and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

SECTION 1.   Termination, Release and Discharge.

(a) The Lenders hereby acknowledge that on the Effective Date the Borrower has paid in full all of the Indebtedness and other Obligations arising under the Credit Agreement, and the Lenders hereby agree that on the Effective Date:

(i) all Obligations of the Loan Parties under the Credit Agreement shall terminate and be deemed satisfied in full, and the Loan Parties shall be released from any and all Obligations arising under the Credit Agreement;

(ii) all obligations under the Guarantees shall terminate and be deemed satisfied in full, and all parties thereto shall be released from any and all obligations arising under the Guarantees;

(iii) the Loan Parties shall be deemed to have satisfied in full, and shall be discharged from, any and all of their obligations and shall be released from all liabilities arising under the Loan Documents, and all documents and agreements delivered pursuant to any such documents or agreements, or otherwise executed or delivered in connection therewith;

(iv) the Lenders shall terminate any security interests and liens granted to the Lenders in connection with the Loan Documents, or any and all documents and agreements delivered pursuant to any such documents or agreements, or otherwise executed or delivered in connection therewith; and

(v) the undersigned authorized representative of Lenders, hereby acknowledges and agrees that: (a) its security interest in and lien on the assets in which each of Borrower and BCM-Inc (collectively, the “Pledgors”) has an interest have been fully and finally released, and (b) pursuant to Section 9A-509 of the Uniform Commercial Code, Lenders hereby irrevocably authorize each of the Pledgors, and such other persons, entities or agents (including without limitation Troutman Sanders LLP) as either of the Pledgors shall direct, to file UCC-3 amendments terminating all UCC financing statements naming either of the Pledgors as debtor and Lenders as secured party on file in any public filing office, including without limitation on file with the Delaware Department of State.

(b) The Lenders further agree that from and after the Effective Date:

(i) all Collateral shall be released and discharged from the security interests granted to the Lenders pursuant to the Collateral Documents, automatically and without further action by the Lenders, and the Lenders will forthwith terminate and release any security interests and any and all liens granted in connection therewith; and

(ii) the Collateral pledged by the Loan Parties shall be released and discharged from the security interests granted to the Lenders by the Loan Parties pursuant to the Collateral Documents, automatically and without further action by the Lenders, and the Lenders will forthwith terminate and release any and all security interests and any and all liens granted in connection therewith.

(c) The Lenders further agree that, on the Effective Date they will return to the Borrower (or its agent, attorney or designee):

(i) the Note; and

(ii) the Guarantees,

it being expressly understood by all parties hereto that, as of the Effective Date, the Note and the Guarantees are effectively cancelled, null and void, and of no further force and effect, and that the return of same is merely an administrative matter.  The Lenders, by execution hereof, hereby represent that they have the authority to grant the releases and discharges set forth herein without the joinder of any other party.

(d) Notwithstanding anything to the contrary contained in the preceding paragraphs (a) through (c) of this Section 1, all obligations and duties of the Loan Parties which, by their terms, specifically survive the repayment of the Obligations shall not be deemed to have been terminated or released pursuant to this Agreement.

SECTION 2.   Return of Collateral.  The Lenders hereby acknowledge and agree that on the Effective Date they shall give such notices and/or surrender to the Borrower (or to such other Person as the Borrower shall direct in writing) all of the certificates, instruments, and stock powers representing, evidencing, securing or perfecting a security interest in any Collateral previously delivered to the Lenders (including without limitation, the Note and the Guarantees that have previously been addressed in Section 1 hereof).

SECTION 3.   Waiver.  The Lenders, by execution hereof, waive the formal notice and timing of any prepayment requirements set forth in the Credit Agreement, if any.

SECTION 4.   Further Assurances.

(a) The Lenders agrees that they shall, from time to time, execute, acknowledge and deliver to the Borrower, or its successors or assigns, or its agents, attorneys or designees, such instruments, agreements, notices and other documents as the Borrower, or its successors or assigns, shall reasonably request in order to further evidence the releases and discharges described in Section 1 and Section 2 hereof.

(b) Upon this Agreement becoming effective, the Lenders immediately authorize the Borrower (or its agents, attorneys or designees) to prepare and file and/or record (i) UCC-3 termination statements (where relevant) and (ii) any other releases terminating the security interests granted to the Lenders.

SECTION 5.   Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York.

SECTION 6.   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the day and year first above written.

BERKADIA COMMERCIAL MORTGAGE LLC

By:	/s/ Randall L. Jenson
Name:	Randall L. Jenson
Title:	President & CFO

BH FINANCE LLC

By:	/s/ Marc D. Hamburg
Name:	Marc D. Hamburg
Title:	President

BALDWIN ENTERPRISES, INC.

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President

BERKADIA COMMERCIAL MORTGAGE INC.

By:	/s/ Randall L. Jenson
Name:	Randall L. Jenson
Title:	President & CFO

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President

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